UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2015

C&F FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

802 Main Street, West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240-13e-4c)

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At its meeting on January 20, 2015, the Board of Directors of C&F Financial Corporation (or C&F) appointed Thomas F. Cherry to the Board of Directors of C&F and C&F Bank, effectively immediately. Mr. Cherry will serve as a director of C&F until the annual meeting of shareholders in 2015 at which time he will stand for election as a Class III director with a term expiring at the annual meeting of shareholders in 2017.

Pursuant to the policies and practices of C&F, as an employee Mr. Cherry will not receive compensation for his services as a director.

There are no arrangements or understandings between Mr. Cherry and any other person pursuant to which he was selected as a director. Mr. Cherry has not been named to any committees of the board. There are no related party transactions between Mr. Cherry and C&F that are subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Cherry’s appointment is attached hereto as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits

            (d)        Exhibits

                       99.1 C&F Financial Corporation press release dated January 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION REGISTRANT

Date: January 23, 2015	By:	/s/ Thomas F. Cherry
Thomas F. Cherry
President and Chief Financial Officer

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